UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

CNB Financial Corp.
(Exact name of registrant as specified in its charter)

Massachusetts	000-51685	20-3801620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Waldo Street, PO Box 830, Worcester, MA	01613-0830
(Address of principal executive offices)	(Zip Code)
(508) 752-4800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

At the CNB Financial Corp. annual shareholder meeting held on May 18, 2006, the Company disclosed that it is seeking to expand the operations of its banking subsidiary, Commonwealth National Bank by opening new bank branches in Worcester County. The Company also disclosed that it had identified several geographic areas within Worcester County where it seeks to open branches during the next three to five years. These geographic areas include the Webster Square and Tatnuck Square sections of Worcester, Massachusetts as well as Grafton, Sutton, Millbury, North Oxford, Charlton, Sturbridge and Sterling, Massachusetts.

Certain statements in this Current Report on Form 8-K, including statements regarding the anticipated development and expansion of the Company’s business, and the intent, belief or current expectations of the Company, its directors or its officers, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which such statement is made or to reflect the occurrence of unanticipated events.

The information in this report is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corp.

By: /s/ Charles R. Valade
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Name: Charles R. Valade
Title: President

Date: May 18, 2006